UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date

Date of report (Date of earliest event reported) November 29, 2023

Virginia Electric and Power Company

(Exact Name of Registrant as Specified in Its Charter)

Virginia	000-55337	54-0418825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2284

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

On November 29, 2023, Virginia Electric and Power Company (the Company) issued 10,067 shares of its common stock to Dominion Energy, Inc. (Dominion Energy), the sole holder of the Company’s common stock, for an aggregate purchase price of approximately $675 million in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The Company used the proceeds from the sale of the shares to reduce the aggregate amount outstanding under its intercompany credit facility with Dominion Energy. The Company issued the shares pursuant to a Virginia State Corporation Commission order authorizing the Company to issue up to $3.25 billion of common stock to Dominion Energy through the end of 2023 in order to maintain a common equity capitalization to total capitalization ratio of 52.10% in accordance with legislation enacted in Virginia in April 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA ELECTRIC AND POWER COMPANY
Registrant

/s/ Darius A. Johnson
Name:	Darius A. Johnson
Title:	Vice President and Treasurer

Date: November 29, 2023